As filed with the Securities and Exchange Commission on February 17, 2010
Registration No. 333- ___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_________________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________

Reed’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2086	35-2177773
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

13000 South Spring Street
Los Angeles, California 90061
(310) 217-9400
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________

Christopher J. Reed
Chief Executive Officer
13000 South Spring Street
Los Angeles, California 90061
(310) 217-9400
 (Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ruba Qashu
Qashu & Schoenthaler LLP
4695 MacArthur Court, 11th Floor
Newport Beach, California 92660
Telephone: (949) 355-5405
Facsimile: (866) 313-3040
_________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333- 159298

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):
☐ Large accelerated filer
☐ Accelerated filer
☐ Non-accelerated filer
☑ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.0001 par value per share	(3)(4)	(3)	(3)	(3)
Preferred Stock, $10 par value per share	(3)(4)	(3)	(3)	(3)
Warrants	(3)(4)	(3)	(3)	(3)
Units	(3)(4)	(3)	(3)	(3)
	$107,707	100%	$107,707	$7.68

(1)
This registration statement relates to the registration statement on Form S-3 (Registration No. 333-159298) of Reed's, Inc. (the "Company") filed with the U.S. Securities and Exchange Commission on May 15, 2009, as amended  ( the "Prior Registration Statement") pursuant to which the Company registered up to $1,500,000 of the Company’s securities, including shares of the Company's common stock and preferred stock, debt securities, warrants and units. This registration statement is being filed to register an additional $107,707 of securities of Reed's, Inc. pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, which may be issued by the registrant from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock, warrants or units, respectively, of the registrant.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).  The maximum aggregate offering price of the additional securities being registered hereby pursuant to Rule 462(b) under the Securities Act is $107,707, which represents less than 20% of the maximum aggregate offering price of securities remaining on the Prior Registration Statement.

(3)	Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(4)
Subject to footnote (1), there is also being registered hereunder such indeterminate amount of securities (including shares or other classes of the registrant’s stock that may be issued upon reclassification of unissued, authorized stock of the registrant) as may be issued in exchange for or upon conversion of, as the case may be, preferred stock or warrants registered hereunder.  No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, preferred stock.

This registration statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE

This registration statement is being filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV to Form S-3.

This registration statement relates to the shelf registration statement on Form S-3 (Registration No. 333- 159298) of Reed's Inc. filed with the Commission on May 15, 2009, as amended, and declared effective by the Commission on August 24, 2009, or the Prior Registration Statement, and is being filed for the purpose of increasing the dollar amount of the Company's securities registered under the Prior Registration Statement by $107,707.  The information set forth in the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, is incorporated by reference herein.

The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on  February 17, 2010.

REED’S, INC.

By:	/s/ Christopher J. Reed
Christopher J. Reed
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Reed his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Christopher J. Reed	Chief Executive Officer, Chairman of the Board of Directors	February 17, 2010
Christopher J. Reed	(Principal Executive Officer)

/s/ James Linesch	Chief Financial Officer	February 17, 2010
James Linesch	(Principal Accounting Officer)

/s/ Judy Holloway Reed	Director	February 17, 2010
Judy Holloway Reed

/s/ Mark Harris	Director	February 17, 2010
Mark Harris

/s/ Daniel S.J. Muffoletto	Director	February 17, 2010
Daniel S.J. Muffoletto

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Qashu & Schoenthaler LLP

23.1	Consent of Weinberg & Co., P.A.

23.2	Consent of Qashu & Schoenthaler LLP (included in Exhibit 5.1)

24.1	Power of Attorney (contained in signature page)